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                                                                    EXHIBIT 10.1

                               SEVENTH AMENDMENT

         THIS SEVENTH AMENDMENT dated as of May 1, 2003 (this "Amendment") is to the Amended and Restated Credit Agreement (as heretofore amended, the "Credit Agreement") dated as of December 22, 2000 among UNITED AUTO GROUP, INC. (the "Company"), various financial institutions (the "Lenders") and DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC (formerly Chrysler Financial Company L.L.C.), as agent for the Lenders (the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined in the Credit Agreement.

         WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

         SECTION 1 AMENDMENTS. Effective on (and subject to the occurrence of) the Amendment Effective Date (as defined below):

         1.1 The following definitions shall be added to Section 1.1 of the Credit Agreement, each in its appropriate alphabetical position:

                  Non-Designated Acquisition B Loans -- see Section 9.12(b).

                  Working Capital Sublimit -- see Section 6.3(e).

         1.2 Section 5.2 of the Credit Agreement shall be amended by substituting the term "Acquisition B Loans" for the term "Loans" therein.

         1.3 Section 6.3 of the Credit Agreement shall be amended by adding the following clause (e):

                  (e) If at any time the aggregate principal amount of Revolving Loans (other than Revolving Loans used to finance the purchase price of an Acquisition) plus the aggregate principal amount of Non-Designated Acquisition B Loans plus the Stated Amount of all Letters of Credit exceeds $125,000,000 (the "Working Capital Sublimit"), the Company shall immediately prepay Revolving Loans and/or Acquisition B Loans in an amount and/or Cash Collateralize Letters of Credit sufficient to eliminate such excess. For the avoidance of doubt, all such prepayments shall be deemed applied to prepay Revolving Loans (other than those used to finance the purchase price of an Acquisition) and/or Non-Designated Acquisition B Loans, as applicable.

         1.4 Section 9.12(b) shall be amended and restated in its entirety to read as follows:

                  (b) Use the proceeds of Acquisition B Loans solely for (x) Acquisitions permitted by Section 9.10 and (y) working capital (all such Acquisition B Loans used to finance working capital, "Non-Designated Acquisition B Loans").



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         1.5 Section 10.3 of the Credit Agreement shall be amended and restated
in its entirety to read as follows:

                  10.3 Further Conditions to Acquisition Loans and Acquisition B Loans.

                  10.3.1 Acquisition Loans. In addition to the conditions set forth in Sections 10.1 and 10.2, the obligation of each Lender to make each Acquisition Loan is subject to the following further conditions precedent that:

                  (a) all of the proceeds of each such Acquisition Loan shall be used to consummate an Acquisition;

                  (b) the Agent shall have received evidence of compliance by the Person to be acquired in such Acquisition with all auto manufacturers' working capital requirements; and

                  (c) the Agent shall have received a certificate from the Chief Financial Officer of the Company to the effect that (i) no Event of Default or Unmatured Event of Default shall exist after giving effect to the consummation of such Acquisition and (ii) confirming the matters set forth in clause (a) above.

                  10.3.2 Acquisition B Loans. In addition to the conditions set forth in Sections 10.1 and 10.2, the obligation of each Lender to make each Acquisition B Loan is subject to the following further conditions precedent that:

                  (a) all of the proceeds of each such Acquisition B Loan shall be used (x) to consummate an Acquisition or (y) for working capital;

                  (b) in the case of Acquisition B Loans other than Non-Designated Acquisition B Loans, the Agent shall have received evidence of compliance by the Person to be acquired in such Acquisition with all auto manufacturers' working capital requirements; and

                  (c) in the case of Acquisition B Loans other than Non-Designated Acquisition B Loans, the Agent shall have received a certificate from the Chief Financial Officer of the Company to the effect that (i) no Event of Default or Unmatured Event of Default shall exist after giving effect to the consummation of such Acquisition and
         (ii) all of the proceeds of such Acquisition B Loans shall be used to consummate an Acquisition.



         SECTION 2 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Lenders that: (a) the representations and warranties made in Section 8 of the Credit Agreement are true and correct on and as of the Amendment Effective Date (as defined below) with the same effect as if made on and as of the Amendment Effective Date (except to the extent relating solely to an earlier date, in which case they were true and correct as of such earlier date); (b) no Event of Default or Unmatured Event of Default exists or


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will result from the execution of this Amendment; (c) no event or circumstance has occurred since the Effective Date that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; (d) the execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the "Amended Credit Agreement") (i) are within the corporate powers of the Company,
(ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary approval from any governmental authority and (iv) do not and will not contravene or conflict with any provision of any law, rule or regulation or any order, decree, judgment or award which is binding on the Company or any of its Subsidiaries or of any provision of the certificate of incorporation or bylaws or other organizational documents of the Company or of any agreement, indenture, instrument or other document which is binding on the Company or any of its Subsidiaries; and (e) the Amended Credit Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         SECTION 3 EFFECTIVENESS. The amendments set forth in Section 1 above shall become effective on such date (the "Amendment Effective Date") when the Agent shall have received (a) a counterpart of this Amendment executed by the Company and the Required Lenders (or, in the case of any party other than the Company from which the Agent has not received a counterpart hereof, facsimile confirmation of the execution of a counterpart hereof by such party) and (b) each of the following documents, each in form and substance satisfactory to the
Agent:

         3.1 Reaffirmation. A counterpart of the Reaffirmation of Loan Documents, substantially in the form of Exhibit A, executed by each Loan Party other than the Company.

         3.2 Other Documents. Such other documents as the Agent or any Lender may reasonably request.

         SECTION 4  MISCELLANEOUS.

         4.1 Continuing Effectiveness, etc. As hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. As of the Amendment Effective Date, all references in the Credit Agreement, the Notes, each other Loan Document and any similar document to the "Credit Agreement" or similar terms shall refer to the Amended Credit Agreement.

         4.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

         4.3 Expenses. The Company agrees to pay the reasonable costs and expenses of the Agent (including reasonable fees and disbursements of counsel, including, without duplication,


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the allocable costs of internal legal services and all disbursements of internal legal counsel) in connection with the preparation, execution and delivery of this Amendment.

         4.4 Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of New York applicable to contracts made and to be wholly performed within the State of New York.

         4.5 Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




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         Delivered as of the day and year first above written.


                                          UNITED AUTO GROUP, INC.

                                          By:   /s/ James R. Davidson
                                             -----------------------------
                                          Title:  EVP
                                                --------------------------


                                          DAIMLERCHRYSLER SERVICES NORTH
                                          AMERICA LLC, as Agent, as Issuing
                                          Lender and as a Lender


                                          By:  /s/ R.D. Knight
                                             -----------------------------
                                          Title:   V.P. of Credit
                                                --------------------------


                                          TOYOTA MOTOR CREDIT CORPORATION,
                                          as a Lender

                                          By:  /s/ David Pelliccioni
                                             -----------------------------
                                          Title:  Group Vice President
                                                --------------------------




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